Exhibit 99.1

News Release From Nuance Communications

Contacts:

For Investors and Press	For Press
Richard Mack	Valerie Christopherson
Nuance Communications, Inc.	Global Results PR
Tel: 781-565-5055	Tel: (949) 306-6476
Email: richard.mack@nuance.com	Email: valerie.christopherson@globalresults.com

Nuance Closes Acquisition of Tegic Communications

Combination Further Expands Nuance’s Presence and Leadership
in the Accelerating Mobile Industry

BURLINGTON, Mass., August 24, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN), the world’s leading supplier of speech and imaging solutions, today announced it has closed the acquisition of Tegic Communications Inc., a wholly owned subsidiary of Time Warner Inc.’s AOL LLC and a developer of embedded software for mobile devices. The acquisition expands Nuance’s presence in the mobile industry and allows it to further accelerate the delivery of solutions that redefine the way people interact with mobile devices.

The combined product portfolio of the two companies overcomes the traditional keypad constraints of mobile devices to deliver new levels of convenience and accessibility for online and on-device content search, navigation, download and management. Tegic brings industry-leading T9 predictive text input software, which has shipped on more than 2.5 billion devices, its XT9 next-generation integrated text and touch input solution, and its soon-to-be-released, text-based search and discovery software to Nuance’s portfolio of voice-enabled applications for device control, mobile search, email and text messaging. The acquisition accelerates Nuance’s strategy and vision to deliver a more convenient and simple way for consumers to control features and access information on their phones, and search and navigate the mobile Web.

In connection with the acquisition of Tegic and in accordance with NASDAQ Marketplace Rule 4350, Nuance will grant 275,000 shares of its common stock, in the form of stand-alone restricted stock units, as an inducement that is material to 68 individuals entering into employment arrangements with Nuance. The restricted stock units will be granted upon the approval of the Compensation Committee of Nuance’s Board of Directors. The restricted stock units generally vest over a four year period.

About Nuance Communications, Inc.

Nuance is a leading provider of speech and imaging solutions for business and consumers around the world. Its technologies, applications, and services make the user experience more compelling by transforming the way people interact with information and how they create, share, and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Nuance, the Nuance logo, and Tegic Communications are trademarks or registered trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding Nuance’s acquisition of Tegic, the product portfolio of the combined company and the mobile industry for those products, the companies’ strategies for serving the needs of their customers, the anticipated development and success of new interfaces for mobile devices, enhanced capabilities of mobile devices and networks and increasing demand for these services, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability of Nuance to successfully integrate Tegic’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers; and the other factors described in Nuance’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

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